EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 6, 2006, relating to the financial statements of BEA Hotels N.V. appearing in the Annual Report on Form 20-F of Elbit Medical Imaging Ltd. for the year ended December 31, 2005, and to the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.

Amsterdam, August 16, 2006

/s/ MAZARS PAARDEKOOPER HOFFMAN N.V.
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MAZARS PAARDEKOOPER HOFFMAN N.V.

F.D.N. Walta RA